                                                                  Exhibit 10.19

                                                   License Reference No. L993658



                         TECHNOLOGY TRANSFER AGREEMENT




                                    BETWEEN




                        INTERNATIONAL BUSINESS MACHINES
                                  CORPORATION





                                      AND





                           HEADWAY TECHNOLOGIES, INC.




July 30, 1999

[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                         TECHNOLOGY TRANSFER AGREEMENT
                         -----------------------------

                               TABLE OF CONTENTS
                               -----------------




Section 1.0       DEFINITIONS................................    1

Section 2.0       LICENSES...................................    3

Section 3.0       INTELLECTUAL PROPERTY PROTECTION...........    4

Section 4.0       IBM-HEADWAY PATENT LICENSE AGREEMENT.......    5

Section 5.0       MANAGING COORDINATORS......................    5

Section 6.0       TERM.......................................    6

Section 7.0       TERMINATION................................    7

Section 8.0       WARRANTIES.................................    7

Section 9.0       ACCEPTANCE OF HEADWAY LICENSED DELIVERABLES    8

Section 10.0      LIMITATION OF LIABILITY....................    8

Section 11.0      INDEPENDENT RELATIONSHIP OF THE PARTIES....    8

Section 12.0      NONEXCLUSIVE RELATIONSHIP..................    9

Section 13.0      PUBLICITY..................................    9

Section 14.0      ASSIGNMENT.................................    9

Section 15.0      EXPORT REGULATIONS.........................    9

Section 16.0      COMMUNICATIONS.............................   10


               TECHNOLOGY TRANSFER AGREEMENT
               -----------------------------

                       TABLE OF CONTENTS
                       -----------------


Section   17.0       GENERAL PROVISIONS.........................   10
          17.1       FORCE MAJEURE..............................   10
          17.2       WAIVER.....................................   10
          17.3       SEVERABILITY...............................   10
          17.4       SURVIVAL...................................   11
          17.5       COMPLIANCE WITH LAWS AND REGULATIONS.......   11
          17.6       GOVERNING LAW, VENUE, AND JURY TRIAL WAIVER   11
          17.7       AGREEMENT INTERPRETATION...................   11
          17.8       AMENDMENT..................................   11
          17.9       ENTIRE AGREEMENT...........................   11
          17.10      EXECUTION..................................   12


APPENDIX A......................................................   13

APPENDIX B......................................................   15

                         TECHNOLOGY TRANSFER AGREEMENT


     THIS IS A TECHNOLOGY TRANSFER AGREEMENT ("Agreement") with an "Effective Date" as of July 30, 1999, between International Business Machines
            ---------
Corporation, a New York corporation having a business office at 5600 Cottle Road, San Jose, California, 95193, United States of America ("IBM") and HEADWAY TECHNOLOGIES, INC., a California corporation having a business office at 678 S. Hillview Dr., Milpitas, California, 95035, United States of America ("Headway").

     Whereas Headway has developed Headway Licensed Technology relating to certain Magnetic Transducer Apparatus which is proprietary to Headway; and

     Whereas IBM wishes to obtain a license to such Headway Licensed Technology to enable IBM to build Magnetic Transducer Apparatus.

     Now, therefore, in consideration of the promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IBM and Headway agree as follows:

Section 1.0   DEFINITIONS

     The following terms shall, for the purposes of this Agreement, have the following meanings:

1.1 "Headway Chemical Mechanical Polishing ('CMP') Manufacturing Process" shall mean processes, materials or devices used for providing a substantially flat and substantially smooth wafer surface, using a fill process and a chemically assisted mechanical polishing process, at one or more manufacturing steps in order to manufacture Magnetic Transducer Apparatus.

1.2   "Headway Confidential Information", subject to the exclusions set forth in
Section 3.2, shall mean information related to Headway Deliverables, regardless of the form in which it is stored or the medium on which it is stored. Headway Confidential information includes design and implementation of the Headway Processes including information that is discernible by observing the manufacturing line, such as the layout of the manufacturing line, the functions of each work station, process steps, equipment used, techniques for optimizing the performance of the equipment, and testing equipment and processes. Headway Confidential Information also includes failure analysis steps and processes, measurements of the effectiveness of the manufacturing process and the quality of its output, manufacturing capacity, yields, failure rates and manufacturing parameters.

1.3 "Headway Deliverables" shall mean the Headway Licensed Deliverables as listed in Appendix A and the Headway Support Deliverables as listed in Appendix B.

1.4 "Headway Licensed Technology" shall mean the Headway technical information, data, formulas, knowledge, process and trade secrets developed or acquired by Headway relating to the Headway Processes as more fully described in the Headway Deliverables and know-how provided to IBM or inherent in samples, specifications, equipment performance, or other information, related to the Headway Processes. Headway Licensed Technology may be in tangible form, such as blue prints, manufacturing process instruction, product flow charts, written specifications or product samples. Headway Licensed Technology may also be in intangible form such as oral conversations or the performance of technical trainings.

1.5 "Headway Notching Manufacturing Process" shall mean processes, materials or devices used for manufacturing first and second magnetic poles where the first and second magnetic poles have substantially equal widths and are aligned with each other at an air bearing surface.

1.6 "Headway Processes" refers to Headway CMP Manufacturing Process and Headway Notching Manufacturing Process.

1.7 "IBM Licensed Product" shall mean any Magnetic Transducer Apparatus manufactured using Headway Licensed Technology.

1.8 "Magnetic Transducer Apparatus" shall mean a device that is primarily designed for reading, writing, or erasing information on, in or from a magnetic medium by transducing certain of the magnetic characteristics of such medium to electrical signals, or vice versa, which characteristics and signals are indicative of such information.

1.9 "Managing Coordinator" shall mean the person(s) effecting or supervising the transfer of information between the parties. The identity of the Managing Coordinator for each party is defined in Section 5.0.

1.10 "Rotating Magnetic Memory Product" or "RMM Product" shall mean any product primarily designed for recording and/or reproducing in magnetic form information which is in digital form during motion of a rotating cylinder, including but not limited to a tape reel, or disk having a magnetizable surface.

1.11 "Slider" shall mean a structure primarily designed for use in a RMM Product for supporting one or more Magnetic Transducer Apparatus in a transducing relationship with a moving storage medium by having a surface maintained in contact with a surface of such moving storage medium, or in combination with the fluid flow generated by the movement of such moving storage medium in close proximity above the surface of such moving storage medium.

1.12 "Subsidiary" of a party hereto shall mean a corporation, company or other entity:

     (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a company hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists; or

     (b) which does not have outstanding shares or securities, as may be the ease in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of the ownership interest representing the right to make the decisions for such corporation, company or other entity is now or hereafter, owned or controlled, directly or indirectly, by a party hereto, but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

Section 2.0   LICENSES

2.1 Headway Technology License. Headway on behalf of itself and its Subsidiaries, hereby grants to IBM a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license to use the Headway Licensed Technology for the purpose of enabling IBM to manufacture IBM Licensed Products for use in IBM RMM Products and manufacture and sell lease, or otherwise transfer IBM Licensed Products and Sliders incorporating IBM Licensed Products to third parties.

2.2 Headway Copyright License. Headway on behalf of itself and its Subsidiaries, hereby grants to IBM a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license under Headway's copyrights relating to the Headway Deliverables under which IBM:


     (a) shall be allowed to make copies of the Headway Deliverables for purposes set forth in Section 2.1 above; and

     (b) shall have the right to prepare derivative works based upon the Headway Deliverables to the extent needed to use the Headway Deliverables in connection with the purposes set forth in Section 2.1 above.

     Ownership of copyrights in all Headway Deliverables shall belong exclusively to Headway.

2.3   Right to Sublicense Subsidiaries. The licenses granted in Sections 2.1 and
2.2 include the right of IBM to grant sublicenses to its Subsidiaries of the same scope as the licenses enumerated in Sections 2.1 and 2.2.

2.4   Headway Deliverables. In connection with the licenses recited in Sections
2.1 and 2.2, Headway will provide IBM with the Headway Deliverables, listed in
Section 1.3. The transfer of such Headway Deliverables shall commence upon the Effective Date of this Agreement and shall be completed (subject to IBM's right to reject under Section 9.0) within six (6) months thereof. Other than provision of the Headway Deliverables, Headway has no further performance obligations relating to Headway Licensed Technology under this Agreement.

2.5 Headway Document Transfer. In connection with the licenses granted to IBM under Sections 2.1 and 2.2, Headway will transfer to IBM a single copy of any document, including any machine-readable document, manual or drawing in which Headway Deliverables have been recorded or incorporated.

2.6 No Other Headway License. With the exception of the licenses granted in Sections 2.1 and 2.2, no license or immunity is granted by Headway to IBM under this Agreement, either directly or by implication, estoppel, or otherwise, under any other intellectual property including patents, trademarks, copyrights, registered semiconductor mask works, know how or trade secrets.

2.7 No Other Rights. Nothing contained in this Agreement shall be construed as conferring on either party any rights to use in advertising, publicity or other marketing activities any name, trademark, or other designation of the other party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, and except as provided in Section 13.0, each party hereto agrees not to use the existence of this Agreement in any marketing, promotion or publicity activity without the express written approval of the other party.

2.8 Patent License. IBM license to Headway patents that may be necessary in order for IBM to manufacture IBM Licensed Products under licenses granted in Sections 2.1 and 2.2 is governed by a separate Patent License Agreement which parties are planning to enter into contemporaneously with this Agreement.


Section 3.0 INTELLECTUAL PROPERTY PROTECTION


3.1 Obligation to Maintain Confidentiality. Upon receipt of Headway Confidential Information, for a period of three (3) years after receipt thereof, IBM shall use the same efforts to avoid publication, dissemination, or disclosure to third parties of Headway Confidential Information as it employs with respect to information of its own which it does not wish to publish, disseminate or disclose to third parties. However, the sale by IBM of apparatus, products or services including supporting documentation therefore, which inherently disclose Headway Confidential Information shall not constitute a violation of this Section.

3.2 Exception to Confidentiality Obligations. These obligations to avoid publication, dissemination, or disclosure of Headway Confidential Information shall not apply to any information which is:


     (1) already in possession of IBM without obligation of confidentiality;

     (2) now or hereafter becomes publicly available without breach of this Agreement;

     (3) rightfully received by IBM from third parties without obligation of confidentiality;

     (4) independently developed by IBM; or

     (5) approved for release by written agreement of Headway.


3.3 Disclosure Required by Law. If disclosure of Headway Confidential Information is required by law, IBM shall take reasonable steps to obtain a non-disclosure agreement from any non-government recipient of such Information, and to obtain an appropriate order protecting the confidentiality of any such Information in any court or other government proceedings or activities, if the Information is not otherwise legally protected from disclosure.


Section 4.0   IBM-HEADWAY PATENT LICENSE AGREEMENT


4.1 Consideration. As a partial consideration for the licenses granted by Headway to IBM in Sections 2.1 and 2.2, IBM is entering into a separate Patent License Agreement with Headway. This Agreement and the Patent License Agreement ("Agreements") become effective only when both Agreements are signed by fully authorized representatives of IBM and Headway.

Section 5.0   MANAGING COORDINATORS

5.1 Designation of Managing Coordinators. Each party hereto will promptly designate a Managing Coordinator under this Agreement.

5.2 Identity of Managing Coordinators. The Managing Coordinators for the parties are:


  For IBM:     Ian R. McFadyen
               5600 Cottle Road 3D/14-2
               San Jose, California 95193
               (408) 256-7240
               (408) 256-7409 (FAX)



  For Headway: Mao-Min Chen
               678 S. Hillview Drive
               Milpitas, California 95035
               (408) 934-5334
               (408) 934-5474


5.3 Change of Managing Coordinators. Each party may change its Managing Coordinator (or designate a temporary acting Managing Coordinator) at any time and from time to time during the term of this Agreement by notifying the Managing Coordinator for the other party in writing at the above designated address.

5.4 Duties of Managing Coordinators. The Managing Coordinator or temporary acting Managing Coordinator will solely be authorized to:

  a) submit and receive requests and responses;

  b) schedule and coordinate visits by personnel of each party to facilities of the other party and its Subsidiaries in connection with activities under this Agreement;

  c) supervise and record the exchange of confidential information in accordance with Section 3.0;

  d) monitor schedules and progress of this Agreement; and

  e) supervise the transfer of Headway Licensed Technology to IBM.


Section 6.0   TERM

     This Agreement shall be effective for two (2) years after the Effective Date unless otherwise earlier terminated under the provisions of this Agreement.

Section 7.0   TERMINATION

7.1 Termination for Breach. Either party may terminate this Agreement on ninety (90) days written notice to the other party, only if the other party has failed to perform any of its obligations under this Agreement and has been given an opportunity to cure such failure in accordance with Section 7.2.

7.2 Timing of Breach. Should either party fail to perform any of its obligations under this Agreement, said party shall not be deemed to have breached this Agreement until the other party has given written notice of such failure to said party and said party has failed to cure such failure within ninety (90) days from the date of such notice.

7.3 Effect of Breach. Consistent with Sections 6.0 and 7.1 and without limiting any other obligations Headway may have in addition to the one listed herein, if Headway, at any time, fails to adhere to its obligations of transferring Headway Licensed Technology and such breach is not cured within ninety (90) days after written notice from IBM to Headway specifying the nature of such breach, IBM shall have the right to terminate this Agreement and revoke all the licenses granted to Headway under the Patent License Agreement and such terminations and/or revocation shall be effective immediately upon the giving of such notice.

7.4 Additional Effects of Breach. Termination or expiration of this Agreement, as provided herein, shall not relieve either party of any obligation or liability accrued hereunder prior to such termination or expiration, or rescind or give rise to any right to rescind anything done or other consideration given prior to the time such termination or expiration becomes effective, and such termination or expiration shall not affect in any manner any rights of either party arising under this Agreement prior to such termination or expiration.

7.5 Reasonable Efforts to Avoid Termination. Prior to either party terminating this Agreement under Section 7.1, the parties shall meet forty-five (45) days before the effective date of termination at a mutually determined location to discuss the initiating party's desire to terminate the Agreement. At that meeting, both parties shall negotiate in good faith in order to resolve any problems or issues surrounding the Agreement and shall use reasonable efforts, to avoid termination of the Agreement.


Section 8.0   WARRANTIES

8.1   No Warranties. The licenses granted by Headway to IBM recited in Sections
2.1 and 2.2 do NOT include any warranty, assurance or guarantee by Headway with respect to infringement, misappropriation or violation of any of the intellectual property rights of third parties.

8.2 Disclaimer of Implied Warranties. Headway MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT IN CONNECTION WITH THE Headway DELIVERABLES. THE Headway DELIVERABLES ARE PROVIDED "AS IS".

8.3 Headway Warranties. Headway hereby warrants that the subject matter of the licenses granted by Headway to IBM and it Subsidiaries under this Agreement is original to Headway. Headway also warrants that it possesses sufficient rights to grant these licenses.

Section 9.0   ACCEPTANCE OF HEADWAY LICENSED DELIVERABLES


     Any Headway Licensed Technology not expressly rejected by IBM within forty five (45) days of receipt shall be deemed accepted.


Section 10.0   LIMITATION OF LIABILITY

10.1 Liability of Direct Economic Loss. Each party shall be liable for direct economic loss suffered by the other party as a result of its breach of the provisions of this Agreement in accordance with the law.

10.2 No Liability for Other Damages. Neither party shall be entitled to indirect, incidental, consequential, special or punitive damages, including lost profits based on any breach or default of the other party and including those arising from infringement or alleged infringement of any patent, trademark, copyright, mask work or any other intellectual property.

10.3 Limitation on Actions. No action, regardless of form, arising out of this Agreement, may be brought by either party more than two (2) years after the cause of action has arisen.


Section 11.0   INDEPENDENT RELATIONSHIP OF THE PARTIES

Each party will be responsible for its own employees and in no event shall any employee of either party be deemed an employee of the other party. Matters governing the terms and conditions of the employment of any employee, such as supervision, work schedules, wage rate, income tax withholding, FICA withholding, disability benefits and other benefits, are exclusively the responsibility of the respective party.

Section 12.0   NONEXCLUSIVE RELATIONSHIP

This Agreement does not impair the right of either party or its Subsidiaries, without breach of this Agreement, to develop, make, use, procure and/or market products and processes and services related to such products now or in the future, individually or jointly with others, which may be compatible or competitive with those developed under this Agreement.


Section 13.0   PUBLICITY


For a period of five (5) years from the Effective Date of this Agreement, neither of the parties shall disclose the terms and conditions and subject matter of this Agreement (other than to confirm the existence and scope of the licenses contained herein upon inquiry by a bona fide customer or potential customer), except as may be required by law, judicial order, government role or regulation, without the prior written consent of the other party.


Section 14.0   ASSIGNMENT


14.1 Assignment. Except as provided in this Section 14.0, neither party shall assign any of its rights or privileges nor delegate or subcontract any of its obligations under this Agreement, without the prior written consent of the other party and any act in derogation of the foregoing shall be void.

14.2 Subcontractors. Subject to the conditions set forth in this Section 14.0, IBM may subcontract with a sub-contractor to provide facilities, manufacturing equipment, or personnel for the manufacture of IBM Licensed Products.

14.3 Use of Subcontractors. Subject to Section 3.2 of this Agreement, IBM shall have a written agreement with the sub-contractor that prohibits use or disclosure of Headway Confidential Information outside of sub-contractor by the sub-contractor and or its employees for a period of three (3) years after receipt thereof.


Section 15.0   EXPORT REGULATIONS



     Each party will comply with all applicable federal, state and local laws, regulations and ordinances including but not limited to, the regulations of the United States Government relating to export and re-export of software and technical data.

Section 16.0   COMMUNICATIONS

     All communications shall be sent by facsimile or by registered or certified mail to the following addresses and shall be effective upon mailing:


For IBM:
Director of Licensing
Intellectual Property & Licensing IBM Corporation
North Castle Drive, MD-NC 119 Armonk, New York 10504-1785 Facsimile: (914)
7654380


For Headway:
Thomas A. Surran
Chief Financial Officer
678 S. Hillview Dr.
Milpitas, California 95035
Facsimile: (408) 934-5474

A License Reference Number (L993658) has been assigned to this Agreement. This number should be included in all communications including letters, faxes and e-mail messages.


Section 17.0   GENERAL PROVISIONS

17.1 FORCE MAJEURE. Neither party shall be responsible for failure to fulfill its obligations under this Agreement due to fire, flood, war or other such cause beyond its control and without its fault or negligence (excluding labor disputes) provided it promptly notifies the other party.

17.2 WAIVER. No delay or failure by either party to act in the event of a breach or default hereunder shall be construed as a waiver of that or any subsequent breach or default of any provision of this Agreement.

17.3 SEVERABILITY. If any section, term or provision of this Agreement is declared unlawful or unenforceable, by competent judicial determination, the remainder of this Agreement shall remain in full force and effect so long as the remainder of the Agreement still provides the essential benefit of the bargain to both parties. However, if the benefit of the bargain cannot be substantially preserved, the remainder of the Agreement shall be either renegotiated or terminated.

17.4 SURVIVAL. Any rights and obligations under this Agreement which by their nature extend beyond termination or expiration of this Agreement shall survive and continue after termination or expiration of this Agreement and shall bind the parties and their legal representatives, successors, heirs and assigns.

17.5 COMPLIANCE WITH LAWS AND REGULATIONS. Each party, at its own expense, shall comply with all governmental laws and regulations relating to its duties, obligations and performance under this Agreement and shall procure all licenses and pay all fees and other charges required thereby.

17.6 GOVERNING LAW, VENUE, AND JURY TRIAL WAIVER. This Agreement shall be construed, and the legal relations between the parties hereto shall be determined, in accordance with the laws of the State of New York, United States of America, without regard to its conflicts of laws principles. Headway consents to the personal jurisdiction of the Federal Courts of the United States. Both parties agree that any action brought concerning this Agreement shall be brought in a court of competent jurisdiction in the State of New York. Both parties agree to waive their right to a trial by jury in any dispute arising out of this Agreement. The prevailing party in any legal action hereunder shall be entitled to reimbursement by the other party of its expenses including, without limitation, reasonable attorneys' fees.

17.7 AGREEMENT INTERPRETATION. The title and headings in this Agreement are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. References in this Agreement to number of days, weeks, months, or years, shall mean calendar days, weeks, months, or years.

17.8 AMENDMENT. This Agreement may not be amended or modified except by a written agreement signed by both parties.

17.9 ENTIRE AGREEMENT. The terms of this Agreement and its Appendices A and B which are incorporated herein by reference, embody the entire understanding of the parties with respect to the Headway Licensed Technology and replace any prior or contemporaneous oral or written communications relating to the subject of this Agreement.

This Agreement will not be binding upon the parties until it has been signed by or on behalf of each party, in which event it shall be effective as of the Effective Date set forth above.

17.10 EXECUTION. IN WITNESS THEREOF, the parties have caused this Agreement to be signed by their fully authorized representatives as of the EFFECTIVE DATE.


INTERNATIONAL BUSINESS MACHINES CORPORATION


By:   /s/ John S. Best
      ----------------


NAME:   John S. Best
        ------------


TITLE:   VP, Technology, Storage Systems Division
         -------------------------------


Date:     7/30/99
          -------


HEADWAY TECHNOLOGIES, INC.



By:   /s/ Thomas A. Surran
      --------------------

Name:   Thomas A. Surran
        ----------------


Title:   Chief Financial Officer
         -----------------------


Date:     8/3/99
          ------

                                   Appendix A

                         HEADWAY LICENSED DELIVERABLES


Headway Chemical Mechanical Polishing ('CMP') Manufacturing Process
-------------------------------------------------------------------

--------------------------------------  Headway Documents
*


                                        Headway Manufacturing Process
                                        Instructions, Maintenance Manuals,
                                        Control Charts and Routings












                                        Headway Specifications, Control Charts
                                        and Datasets





--------------------------------------  *Confidential treatment requested over these portions of this exhibit.
July 30, 1999

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Headway Notching Manufacturing Process
--------------------------------------

--------------------------------------  Headway Documents
*


                                        Headway Manufacturing Process
                                        Instructions, Maintenance Manuals,
                                        Control Charts and Routings












                                        Headway Control Charts
                                        and Datasets







--------------------------------------  *Confidential treatment requested over these portions of this exhibit.




July 30, 1999

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   APPENDIX B

                          HEADWAY SUPPORT DELIVERABLES



Training and Technical Assistance Plan
--------------------------------------


     Headway, at its own expense, shall provide:



               (1) manufacturing and engineering resources over six (6) calendar months having the appropriate skills to facilitate the transfer of Headway Licensed Technology to IBM as well as providing, at IBM's total discretion, tutorials and written and verbal explanations on Headway Licensed Technology to designated IBM employees; and



               (2) access to Headway manufacturing and development plant sites over six (6) calendar months to designated IBM employees in order for said designated IBM employees to observe and participate in carrying out processes identified by IBM and relating to Headway Licensed Technology.